SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 12, 2001.

Capital One Bank

(Originator and Servicer of the Capital One Master Trust)
on behalf of the
Capital One Master Trust

(Exact name of registrant as specified in its charter)

Virginia	0-23750	54-1719855

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11013 West Broad Street Glenn Allen, Virginia	23060

(Address of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code (804) 967-1000

N/A

(Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.	Not Applicable.

Item 2.	Not Applicable.

Item 3.	Not Applicable.

Item 4.	Not Applicable.

Item 5.	On September 12, 2001 the Capital One Master Trust issued its Class A Floating Rate Asset Backed Certificates, Series 2001-6 and its Class B Floating Rate Asset Backed Certificates, Series 2001-6.

Item 6.	Not Applicable.

Item 7.	Exhibits.

The following is filed as Exhibits to this Report under Exhibit 4.1.

Exhibit 4.1 Series 2001-6 Supplement dated September 12, 2001.

Item 8.	Not Applicable.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Capital One Bank as Servicer of and on behalf of the Capital One Master Trust has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL ONE MASTER TRUST

By:	CAPITAL ONE BANK, as Servicer

By:	/s/ Bonnie A. Seideman

Name:	Bonnie A. Seideman
Title:	Manager of Securitization

3

EXHIBIT INDEX

Exhibit	Description

4.1	Series 2001-6 Supplement dated September 12, 2001.

4